Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated June 10, 2021 with respect to the financial statements of Clearwater Analytics Holdings, Inc. included herein and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG LLP

Boise, Idaho

August 30, 2021